PRELIMINARY

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, For  Use of the Commission only (as permitted by rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-12

                      American Millennium Corporation, Inc.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:
(2)      Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ / Fee paid previously with preliminary materials.

/ / check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously paid:
(2)      Form, Schedule or Registration No:
(3)      Filing Party:
(4)      Date Filed:

--------------------------------------------------------------------------------
                      AMERICAN MILLENNIUM CORPORATION, INC.
                                1010 Tenth Street
                                    Suite 100
                             Golden, Colorado 80401
--------------------------------------------------------------------------------


              NOTICE OF 2001 ANNUAL GENERAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER XX, 2001
--------------------------------------------------------------------------------


To All Holders of Shares
of Common Stock of American Millennium Corporation, Inc.

         The 2001 Annual General Meeting of Shareholders of American Millennium Corporation, Inc., a New Mexico corporation, will be held at 1010 Tenth Street, Suite 100, in the city of Golden, Colorado 80401, on November XX, 2001, at 10:00 a.m., Mountain Standard Time, for the transaction of the following business:

         (1)  To elect four directors;

         (2) To consider and, if thought fit, pass a resolution approving and accepting the Company's Amended and Restated Articles of Incorporation;

         (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Our Board of Directors has fixed October XX, 2001 as the record date. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments. A list of shareholders as of that date will be available for inspection at the Annual Meeting.

                                            By Order of the Board of Directors


                                            /s/ Shirley Harmon
                                            Corporate Secretary

Golden, Colorado
October XX, 2001

--------------------------------------------------------------------------------

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. THE GIVING OF A PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.
--------------------------------------------------------------------------------

                      AMERICAN MILLENNIUM CORPORATION, INC.
                                1010 Tenth Street
                                    Suite 100
                             Golden, Colorado 80401

-------------------------------------------------------------------------------

         PROXY STATEMENT FOR 2001 ANNUAL GENERAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER XX, 2001
-------------------------------------------------------------------------------


     This proxy statement and accompanying form of proxy will first be mailed to shareholders of American Millennium Corporation, Inc. on or about October XX, 2001. These materials are being furnished in connection with the solicitation by our Company's Board of Directors, of proxies for use at the annual general meeting of our shareholders to be held on November XX, 2001, at 10:00 a.m., Mountain Standard Time, at 1010 Tenth Street, Suite 100, Golden, Colorado 80401, and at any adjournment.

         At the annual general meeting, our shareholders will be asked to consider and vote upon: (1) the election of four directors to serve until the next annual general meeting; (2) to approve and accept the Company's Restated Articles of Incorporation; and (3) such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors recommends you vote "FOR" both of these resolutions. Our financial statements for the 2001 fiscal year will also be presented at the annual general meeting.

                               VOTING INFORMATION

         The Board of Directors has fixed the close of business on October XX, 2001, as the record date for determination of shareholders entitled to notice of, and to vote at, the annual general meeting and at any adjournment. Accordingly, only holders of record of common shares at the close of business on the record date will be entitled to receive notice of, and to vote at, the meeting. On any matter which may properly come before the meeting, holders of common shares of record on the record date are entitled to one vote per share. On the record date, 23,723,328 common shares were issued and outstanding, representing 23,723,328 votes.

         Shareholders who do not plan to be present at the annual general meeting are requested to date and sign the enclosed form of proxy and return it in the return envelope provided. All common shares which are represented at the meeting by properly executed proxies received prior to or at the meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, those proxies will be voted "FOR" election of each of the four nominees listed as directors of the Company who will constitute our entire Board of Directors and "FOR" the approval and acceptance of the Company's Restated Articles of Incorporation.

         Under applicable New Mexico law, business to be considered at the annual general meeting is confined to that business described in the notice of meeting to which this proxy statement is attached. As a result,the matters to come before the meeting will be strictly limited to those matters described in the notice. All proxies presented at the annual general meeting, whether given to vote in favor of, or against, the proposals, will, unless contrary written instructions are noted on the form of proxy, also entitle the persons named in such proxy to vote such proxies in their discretion on any proposal to adjourn the meeting or otherwise concerning the conduct of the meeting.

         Shareholders have the right to revoke their proxies by notifying the Secretary of the Company in writing at any time prior to the time the common shares represented by the proxies are actually voted. Proxies may be revoked by
(i) filing with the Secretary of the Company, before the vote is taken at the annual general meeting, either a written notice of revocation bearing a later date than the proxy, or a duly executed proxy relating to the same shares bearing a later date than the other proxy, or (ii) attending the annual general meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy or subsequent proxy should be sent to American Millennium Corporation, Inc., 1010 Tenth Street, Suite 100, Golden, Colorado 80401,
Attention: Secretary.

         Under the applicable business law of the state of New Mexico and the Company's By-Laws, if a quorum is present, the favorable vote of a simple majority of the votes cast by holders of Common Stock, voting in person or by proxy, at the annual general meeting will be required in order to (1) elect a nominated director; and (2) approve and accept the Company's Restated Articles of Incorporation.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         Four (4) directors, constituting the entire Board, are proposed to be elected to serve until the next annual general meeting of shareholders, or until a successor shall be elected and shall qualify. The following persons, who constitute the current Board of Directors, are proposed to be nominated:

                         Principal Occupation and          Year First Became
Name, Age                Other Major Affiliations               Director

Bruce Bacon, 41         Vice President of the Company         1998
Andrew F. Cauthen, 58   CEO & President of the Company        1999
Shirley Harmon, 54      Secretary of the Company              1999
Steve Watwood, 51       Chairman & Vice President of the      1997
                        Company

         Mr. Bacon holds a degree in Electrical Engineering from Montana State University where he was also a graduate research assistant in the field of semiconductor laser frequency stability and linewidth reduction. Mr. Bacon's most recent experience is that of a lead design engineer at RadiSys Corporation where he was responsible for electrical system architecture design, writing specifications, digital and analog circuit design, prototype debug, design validation, and production release. Mr. Bacon has broad experience in field service, customer technical support, in-house technical training, new product development, and manufacturing operations. Mr. Bacon's current duties include oversight of manufacturing, field engineer for development of satellite transceivers, and senior project engineer for the Company's initiative with satellite monitoring of rail, container, and petroleum assets in industry.

     Mr. Cauthen's background includes 10 years operating experience as President/CEO for Century Capital Property Management Corp. With more than one billion in assets, Century Capital had over 200 employees and approximately 45 commercial properties under management throughout the United States. Following his association with Century Capital, Mr. Cauthen was President of Mac Haik Development of Houston, Texas. Mr. Cauthen has served in an executive capacity for several companies, most recently as President and CEO of ZapCom International, Inc., a division of Imagitel, Inc. Mr. Cauthen has broad based experience in strategic planning, organization design and management. Mr. Cauthen has consulted to businesses involved in real estate finance, acquisition, development, joint venture financing, telecommunications, computer services, consumer products, and marketing. Mr. Cauthen's current duties include the oversight of growth areas of corporate operations, focusing on financing, financial services, budgets, information services, customer support and administration.

     Ms. Harmon retired from the United States Department of Navy in 1995. Ms. Harmon was a civilian employee with 28 years in the financial division. Ms. Harmon has held various positions and titles during this employment, which include the following: Budget Analyst, and Management and Budget Analyst for the Ship Parts Control Center, financial evaluating and executing various budget programs. Additional responsibilities included establishing and maintaining payroll records for more than 7,000 government employees throughout the United States and overseas. After leaving the Department of Navy, Ms. Harmon accepted a position with a private trust. Ms. Harmon's responsibilities included the establishment and maintenance of the trust's financial records.

         Mr. Watwood owned and operated a successful commercial and residential construction company for 24 years where he was directly responsible for project development, business planning, and management. During that period, Mr. Watwood owned a solar power technology company and was an early pioneer in designing and installing photo-voltaic systems into remote locations. Mr. Watwood is considered by many of his peers to be an expert in this technology and, to date, his early efforts serve as the basis for the development of this technology in Northwest Colorado. Current duties of Mr. Watwood include development of new business, project management for ongoing initiatives, and creating technical solutions for satellite communicator systems.

         If any nominee for director should become unavailable for election (which the Board of Directors has no reason to believe will be the case), the shares represented by the enclosed proxy will be voted for such substitute nominee as may be nominated by the Board of Directors.

General Information Concerning the Board of Directors and its Committees

         Our Board of Directors met five times during the last year, and all of the directors attended these meetings. The Board has an Audit Committee which reviews the financial reporting and the scope of each year's audit of accounting records and approves the engagement terms with our independent auditor. The committee met twice during the last year with appropriate financial and accounting personnel and representatives of the firm of our independent auditor. The present members of the Audit Committee are Bruce Bacon, Andrew F. Cauthen and Steve Watwood. The Board has no other standing committee.

         Directors, including directors also serving our corporation in another capacity and receiving separate compensation, shall be entitled to receive as compensation for their services as directors such reasonable compensation as the board may from time to time determine, and shall also be entitled to reimbursements for any reasonable expenses incurred in attending meetings of directors.

                           SUMMARY COMPENSATION TABLE

         The following table shows the salary and bonus of the four highest compensated executive officers of the Company paid in cash during 2001, and of all executives as a group, for services to the Company and subsidiaries in all capacities:


                                                                     Securities
                               Fiscal                     Restricted Underlying
Name and Principal Position     Year      Salary    Bonus   Stock     Options
                                                             ($)        (#)

Andrew F. Cauthen              2001      $180,000    --       --        486,491
     President                 2000       120,000    --    20,000 (1) 1,200,000
     Chief Executive Officer   1999        15,000    --       --           --
     Director

Steve Watwood                  2001        96,000    --       --       1,715,040
     VP Business Development   2000        96,000    --       --           --
     Chairman of the Board     1999        98,001    --   186,500 (2)      --
     Director

Bruce Bacon                    2001        96,000    --        --      1,373,099
     VP of Engineering         2000        96,000    --        --          --
     Chief Technology Officer  1999        96,000    --   128,400 (3)      --
     Director

Shirley Harmon                 2001          --      --       --          21,372
     Secretary                 2000          --      --       --          50,000
     Director                  1999          --      --    13,313 (4)      --

All Executives as a Group      2001       372,000    --       --       3,595,912
                               2000       312,000    --    30,000      1,250,000
                               1999       209,001    --   328,213          --


(1) On October 31, 1999, Andrew F. Cauthen was granted 100,000 shares of restricted Common Stock.
(2) Steve Watwood was granted 150,000 shares of restricted Common Stock on August 11, 1998 and 500,000 shares of restricted Common Stock on February 18, 1999.
(3) Bruce Bacon was granted 10,000 shares of restricted Common Stock on August 11, 1998, 500,000 shares of restricted Common Stock on February 18, 1999 and 50,000 shares of restricted Common Stock on May 18, 1999.
(4) On February 18, 1999, Shirley Harmon was granted 62,500 shares of restricted Common Stock.

         The following table shows information with respect to individual grants of options to the Named Executive Officer and the other executive officers named in the Summary Compensation Table above during 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR



                    Number of    Percent of Total
                    Securities   Options/SARs         Exercise       Expiration
                    Underlying   Granted to Employees  of Base         Date
                    Options      in Fiscal Year       Price ($/Sh)
                    Granted (#)
Officer

Andrew F. Cauthen    1,200,000            20.35%         $ .19        1-14-2004
Andrew F. Cauthen      486,491             8.25%         $ .10        4-03-2004
Stephen F. Watwood   1,715,040            29.09%         $ .10        4-03-2004
Bruce R. Bacon       1,000,000            16.96%         $ .19        4-24-2004
Bruce R. Bacon         373,099             6.33%         $ .10        4-03-2004
Shirley Harmon          21,372              .36%         $ .10        4-03-2004
Shirley Harmon          50,000              .85%         $ .19        1-14-2004

Employment Agreements
Employment Contract Andrew F. Cauthen approved August 13, 1999
Pension Plans
None
Stock Option Plan
Key Person Stock Option Agreement approved July 18, 2000
Other Agreements
None

                    AGGREGATED FISCAL YEAR END OPTION VALUES

                  Number of Securities Underlying      Value of Unexercised
                  Unexercised Options at Fiscal Year-  In-the-Money Options
Name                         End                        at Fiscal Year-End
                    Exercisable    Unexercisable     Exercisable  Unexercisable
Andrew F. Cauthen    1,686,491         --             311,353          --
Stephen F. Watwood   1,715,040         --             463,060          --
Bruce R. Bacon       1,373,099         --             280,737          --
Shirley Harmon          71,372         --              14,770          --

No options were exercised last fiscal year by any of the person named in the Summary Compensation Table.

 PROPOSAL 2 - APPROVAL AND ACCEPTANCE OF THE COMPANY'S AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

         At the Annual General Meeting of Shareholders, a proposal will be considered and acted upon to ratify, approve and accept the proposed Amended and Restated Articles of Incorporation of the Company, as adopted by the Board of Directors. The proposal to be voted upon will provide for the publication and filing of the Company's Amended and Restated Articles of Incorporation.

         The Amended and Restated Articles have been proposed for the purpose of restating the original Articles of Incorporation filed on August 25, 1980 by the Company's predecessor, Energy Optics, Inc., and to consolidate several subsequent corrective and substantive amendments thereto, whereby the Company changed its name to American Millennium Corporation, authorized preferred stock, omitted redundant and conflicting provisions, and from time to time increased its authorized common shares.

         Article IV of the currently proposed Amended and Restated Articles intended to be adopted hereby will increase the Company's authorized common stock from 60,000,000 shares to 100,000,000 shares in anticipation of future capital development. Article VI of the Amended and Restated Articles expressly confirms the absence of shareholder preemptive rights consistent with Article VIII of the original Articles, in more clear terms, and further expressly provides for the Board of Directors' discretion in the valuation of additional share issuances.

         The Board of Directors recommends that all shareholders vote "FOR" approval of the four nominees to the Company's Board of Directors, and "FOR" approval and acceptance of the Amended and Restated Articles of Incorporation of American Millennium Corporation, Inc.

                             SHAREHOLDER INFORMATION

Common Shares

         The following table contains information concerning security ownership of management and those persons known to the Company to be the owners of more than five percent of the outstanding common shares of the Company:

                                 Amount of Shares of
                                 Common Stock, par
Name and Address                 value .001, Owned           Percent Ownership
of Beneficial Owner                 Beneficially                   of Class
------------------------------   --------------------     ---------------------
Andrew F. Cauthen                   1,761,876 (1)                     7.18% (1)
1600 Eldridge
Suite 808
Houston, TX  77041

Stephen F. Watwood                  2,976,692 (2)                    11.56% (2)
17835 RCR 29
Oak Creek, CO  80467

Bruce R. Bacon                      1,483,099 (3)                     6.12% (3)
1001 8th Street
Golden, CO  80401

Shirley M. Harmon                     101,872 (4)                          *
1947 NW 102nd Blvd.
Wildwood, FL  34785

Thomas W. Roberts                            0                              *
1010 10th Street
Golden, CO  80401

Harto Ltd.                          2,157,495                         9.48%
Roy Peacock, Director
Victoria House
P.O. Box 1090
The Valley, Anguilla
BWI

Global Investments Ltd., Trustee    2,500,000                        10.98%
Anthony Hulme, Director
Victoria House
P.O. Box 1066
The Valley, Anguilla
BWI

Mali-Suisse Mining Holdings, S.A.   1,626,000                         7.14%
Stephen Hafer, Director
28 Old Brompton Road
Suite 1119
London, England  SW7 3DL

Options Unlimited, Inc.             4,613,154(6)                     16.85% (6)
Yolanda Bannister
Alpha & Omega Law Center
Trident House, Broad Street
Bridgestone, Barbados

Rodney R. Shoemann, Sr.             5,657,374 (7)                    19.90% (7)
3904 Wheat Drive
Metairie, LA  70002

All Officers and Directors of
   AMCI as a Group (4 persons)      6,323,539 (5)                    21.74% (5)

     *Holds less than 1% of the outstanding shares.

     1. Includes an option for the purchase of 1,200,000 shares at a purchase price of $0.19 per share and 486,491 shares at a purchase price of $0.10 per share. Mr. Cauthen is the acting President, CEO, and a director of the Company.

     2. Includes an option to Mr. Watwood's wife Phyllis Watwood for the purchase of 383,333 shares at a purchase price of $0.19 per share and 278,319 shares at a purchase price of $0.10 per share and an option to Mr. Watwood to purchase 1,715,040 shares at a purchase price of $.10 per share. Mr. Watwood is the acting Vice President of Business Development and the Chairman of the Board of Directors.

     3. Includes an option for the purchase of 1,000,000 shares at a purchase price of $0.19 per share and 373,099 shares at a purchase price of $0.10 per share. Mr. Bacon is the acting Vice President of Engineering, Chief Technology Officer and a director of the Company.

     4. Includes an option for the purchase of 50,000 shares at a purchase price of $.019 per share and 21,372 shares at a purchase price of $0.10 per share. Ms. Harmon is the corporate secretary and a director of the Company.

     5. Includes options held by such officers and directors for the purchase of an aggregate of 2,821,875 shares at a purchase price of $0.19 per share and 2,874,321 shares at a purchase price of $0.10 per share.

     6. Includes warrants for the purchase of 502,500 additional shares at $1.00 per share, 352,941 additional shares at $0.85 per share, 1,363,636 shares issuable upon conversion of a $300,000 convertible note at a conversion rate of 1 share per $0.22, an additional 1,363,636 shares issuable upon exercise of warrants at $0.27 per share; and an additional 175,000 shares issuable upon exercise of an option at an exercise price of $0.25 per share.

     7. Includes: 1,377,551 shares issuable upon conversion of a $675,000 convertible note at a conversion rate of 1 share per $0.49; an additional 1,377,551 shares issuable upon exercise of warrants at an exercise price of $0.63 per share; 1,363,636 shares issuable upon conversion of a $300,000 convertible note at a conversion rate of 1 share per $0.22; an additional 1,363,636 shares issuable upon exercise of warrants at $0.27 per share; and an additional 175,000 shares issuable upon exercise of an option at an exercise price of $0.25 per share.

Preferred Shares

         The following table contains information concerning security ownership of management and those persons known to the Company to be the owners of more than five percent of the outstanding preferred shares of the Company:

Name                 Number of Preferred Shares     Percent of Preferred Shares
----                 --------------------------     ---------------------------
Andrew F. Cauthen              --                                     --
Bruce Bacon                    --                                     --
Shirley Harmon                 --                                     --
Steve Watwood                  --                                     --

                   DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2002

         Shareholder proposals intended to be considered for inclusion in the Proxy Statement for presentation at the 2002 Annual General Meeting of Shareholders must be received at our executive offices at 1010 Tenth Street, Suite 100, Golden, Colorado 80401, no later than July 1, 2002, for inclusion in the Company's Proxy Statement and form of Proxy relating to such meeting. All proposals must comply with applicable Securities Exchange Commission rules and regulations. If we elect to move the date of the 2002 Annual General Meeting more than thirty (30) days from the date of the 2001 Annual General Meeting, such proposals must be received by a reasonable time prior to such meeting.

                                  OTHER MATTERS

         Proxies are being solicited by and on behalf of the Board of Directors. The cost of soliciting these proxies will be borne by the Company. In addition to the solicitation of these proxies by mail, we will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions. If necessary, we may also use employees, who will not be specifically compensated, to solicit proxies from shareholders, either personally or by telephone, telegram or special letter. The Board and officers are not aware of any other matters which may be presented for action at the meeting, but if other matters do properly come before the meeting, it is intended that the shares of Common Stock, represented by proxies in the accompanying form will be voted by the persons named in the proxy in accordance with their best judgment.

         You are cordially invited to attend this meeting. However, whether you plan to attend the meeting or not, you are respectfully urged to sign and return the enclosed proxy, which may be revoked if you are present at the meeting and so request.


By Order of the Board of Directors,


Andrew F. Cauthen
President

October XX, 2001


                  DOCUMENTS INCLUDED WITH THIS PROXY STATEMENT

WE ARE PROVIDING A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JULY 31, 2001, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED. ALSO INCLUDED, IS A COPY OF OUR QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTERS ENDED OCTOBER 31, 2000, JANUARY 31, 2001 AND APRIL 30, 2001. IF ANY PERSON RECEIVES THIS PROXY WITHOUT THE FOREGOING DOCUMENTS, WE WILL PROVIDE, WITHOUT CHARGE, UPON A WRITTEN REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN THREE BUSINESS DAYS OF RECEIPT OF SUCH REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED JULY 31, 2001, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED AND A COPY OF THE OUR QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTERS ENDED OCTOBER 31, 2000, JANUARY 31, 2001 AND APRIL 30, 2001. WRITTEN REQUESTS FOR SUCH REPORTS SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, AMERICAN MILLENNIUM CORPORATION, INC., 1010 TENTH STREET, SUITE 100, GOLDEN, COLORADO 80401.

                                      PROXY

                      AMERICAN MILLENNIUM CORPORATION, INC.

                     This Proxy is Solicited by the Board of
                   Directors for the Annual General Meeting of
                    Shareholders to be Held November XX, 2001

         The undersigned hereby appoints Andrew F. Cauthen and Shirley Harmon, with individual powers of substitution and revocation, to vote all common shares of American Millennium Corporation, Inc. which the undersigned would be entitled to vote, if personally present at the annual general meeting of shareholders to be held at 1010 Tenth Street, Suite 100, Golden, Colorado 80401, on November XX, 2001, and any adjournment thereof, upon matters indicated below as described in the Notice of Annual General Meeting of Shareholders and accompanying Proxy Statement dated October XX, 2001.

         This Proxy will be voted in accordance with the instructions as indicated below. If no instructions are given, this Proxy will be voted "FOR" approval of the four nominees to the Company's Board of Directors, and "FOR" approval and acceptance of the Amended and Restated Articles of Incorporation of American Millennium Corporation, Inc.

         Please sign where indicated and return this Proxy promptly in the enclosed envelope.

1. Election of four (4) Directors: Bruce Bacon, Andrew F. Cauthen, Shirley Harmon, and Steve Watwood.

     FOR   __________  AGAINST  _______________    ABSTAIN  ___________________

         For all nominees except as noted:


2. Approval and acceptance of the Amended and Restated Articles of Incorporation of American Millennium Corporation, Inc.

     FOR   ___________ AGAINST _________________   ABSTAIN  ___________________

         Please sign exactly as name appears on address label. Executors, administrators, guardians, trustees, attorneys, and officers or representatives should give full title. For joint owners, each owner should sign.


_______________________             _______________________         ___________
Signature                           Print Name & Title              Date